UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

ESPRE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600,  Plano, Texas 75093
(Address of Principal Executive Offices)

(214) 254-3708
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

On July 16, 2008, Espre Solutions, Inc (the “Company”), closed the private placement of a debenture (the “Debenture”) for gross proceeds of $2,000,000, of which $250,000 was paid at closing and the balance of $1,750,000 is payable by a promissory note due January 30, 2011 (the “Promissory Note”), to a single institutional investor pursuant to a Securities Purchase Agreement dated as of July 15, 2008 (the “Securities Purchase Agreement”). The Debenture is convertible into shares of the Company’s common stock at a price equal to the dollar amount of the Debenture being converted divided by a conversion price equal to the lesser of (i) $0.65 or (ii) 82% of the three lowest Volume Weighted Average Prices during the 20 trading days prior to the election to convert, provided that if the Volume Weighted Average Price per share is less than $0.10 on the date of election, the Company can prepay the amount to be converted, plus accrued but unpaid interest, at 115% of such amount.  The Debenture is secured by the pledge by non-affiliates of the Company of 6,000,000 shares of the Company’s common stock which the pledgors own.  Interest is payable on the Debenture at the rate of 6% per annum, paid monthly on the 15th day of each month.

Interest on the purchaser’s $1,750,000 Promissory Note is payable at a rate of six and one-quarter percent (6¼%) per annum monthly on the 15th day of each month.  In the event that the Company’s common stock trades at a price of less than $0.06 per share or lower at any time during the six month period commencing on the date of the issuance of the Promissory Note, then the interest payable on the Promissory Note is immediately decreased to four and three-quarter percent (4¾%).  The purchaser has the obligation to prepay any portion of the Promissory Note on a monthly basis commencing one hundred eighty (180) days from the issuance of the Promissory Note on any date of such month during which the Promissory Note remains outstanding in an amount equal to not less than $500,000, provided that the purchaser can immediately sell all of the common stock issued at conversion pursuant to Rule 144, no Event of Default (as defined in the Debenture) has occurred, the average Volume Weighted Average Price per share of the Company’s common stock for every period of ten consecutive trading days during the term of the Promissory Note is not less than $0.062 per share, and the Company shall have honored all conversion notices submitted by the purchaser.  The Promissory Note is secured by substantially all the purchaser’s assets and is subordinated to any senior indebtedness of the purchaser.

In addition to the Debenture, the purchaser agreed, pursuant to the Securities Purchase Agreement, to purchase a second debenture in the principal amount of $2,000,000, payable $250,000 at closing and the balance by a $1,750,000 promissory note, with both instruments having the same terms as the Debenture and the purchaser’s $1,750,000 Promissory Note described above.  If the purchaser does not fund the second debenture, then its sole liability to the Company shall be to pay the Company $25,000 as a non-funding penalty, or $5,000 in the event that the Company’s common stock trades at $0.062 per share or lower at any time during the six month period commencing with the date of issuance of the Debenture.  The purchaser also has the right not to fund the second debenture under certain circumstances, including the Company’s common shares not trading on the OTC Bulletin Board or the Company’s common stock trading at a price that is $0.031 per share or lower at any time during the six-month period following the date of issuance of the Debenture.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Debenture. The sale of the Debenture was made in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

The Debenture and shares of common stock issuable upon conversion of the Debenture (collectively, the “Securities”) have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements, and all certificates representing the Securities are imprinted with a restrictive legend to that effect.

In connection with the private placement, the Company incurred expenses which included, without limitation, a finder’s fee, legal fees and other miscellaneous expenses of approximately $150,000. The finder’s fee is payable only upon the amount of cash received by the Company; therefore only $17,500 was paid on the initial drawdown of $250,000.

The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement filed as Exhibit 4.4, the Form of 6% Senior Convertible Debenture filed as Exhibit 4.5, the Form of Secured Promissory Note filed as Exhibit 4.6, and the Form of Stock Pledge Agreement filed as Exhibit 4.7 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference.  The Transaction Documents have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents.  In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 18, 2008, the Company filed a Certificate of Withdrawal with respect to its Series A Cumulative Convertible Preferred Stock, none of which was then issued or outstanding, and filed a Certificate of Designation for its Series B Preferred Stock (the “Certificate of Designation”) establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Preferred Stock, of which 5,000,000 shares are authorized and none are issued or outstanding.

Under the terms of the Series B Preferred Stock, the holders of shares of that stock shall be entitled to receive a cumulative quarterly cash dividend at an annual rate of $0.07 per share to be paid in preference to the holders of shares of common stock.  Holders of Series B Preferred Stock shall be entitled to fifty (50) votes for each share of Series B Preferred Stock held with respect to any and all matters presented to the stockholders of the Company.  The consent of holders of a majority of Series B Preferred Stock, voting separately as a single class, shall be necessary for the Company to sell all or substantially all of the Company’s assets or effect any merger, consolidation, share exchange or similar transaction to which the Company is a party.  Holders of Series B Preferred Stock shall have the right to convert their shares of common stock at a ratio of five shares of common stock for each share of Series B Preferred Stock  The Company can redeem Series B Preferred shares at any time at its option at a redemption price of $2.50 per share plus any unpaid dividends.  Upon liquidation, holders of the Series B Preferred Stock shall be entitled to $1.00 per share of Series B Preferred Stock.  Upon any merger of the Company with another company in which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company, holders of Series B Preferred Stock are entitled to a preference of $1.00 per share of the proceeds of any such transaction or event.  The Company has the obligation to register shares of common stock underlying the Series B Preferred Stock under certain circumstances described in the Certificate of Designation.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designation establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series B Preferred Stock.

The Company plans to issue an aggregate of 5,000,000 shares Series B Preferred Stock to the Chief Executive Officer and the President (the “Officers”) in August 2008 in consideration for the cancellation of 13,055,556 common shares and 4,938,272 warrants to purchase common shares owned by the Officers.

A copy of the Certificate of Designation is included as Exhibit 3.13 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description

3.12	Certificate of Withdrawal of Certificate of Designation of Series A Cumulative Convertible Preferred Stock filed July 18, 2008.

3.13	Certificate of Designation of Series B Preferred Stock filed July 18, 2008.

4.4	Securities Purchase Agreement dated as of July 15, 2008, by and between Espre Solutions, Inc., as issuer, and La Jolla Cove Investors, Inc.

4.5	Form of 6% Senior Convertible Debenture.

4.6	Form of Secured Promissory Note.

4.7	Form of Stock Pledge Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPRE SOLUTIONS, INC.

Dated: July 22, 2008	By:	/s/ Peter Leighton
Peter Leighton, President